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Exhibit 21.1

                              Global Sports, Inc.
                             List of Subsidiaries
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
                                        Jurisdiction of     Percent
        Name                             Incorporation       Owned
Global Sports Interactive, Inc.          Pennsylvania        100.0%
TheSportsAuthority.com, Inc.               Delaware           80.1%
Apex Sports International, Inc.          Pennsylvania        100.0%
KPR Sports International, Inc.           Pennsylvania        100.0%
MR Management, Inc.                      Pennsylvania        100.0%
1075 First Global Associates, LLC        Pennsylvania        100.0%
Ryka, Inc.                               Pennsylvania        100.0%
G.S.I., Inc.                               Delaware          100.0%
GSI Engineers, Inc.                        California        100.0%
Fogdog, Inc.                               Delaware          100.0%
Sports Universe, Inc.                      Delaware          100.0%
MR Acquisition, LLC                        Delaware          100.0%
KPR Sports International, B.V.B.A.         Belgium           100.0%